United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ATOMERA INCORPORATED

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

SUPPLEMENT TO PROXY STATEMENT

FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2025

This proxy statement supplement (this “Supplement”), dated May 6, 2025, supplements the definitive proxy statement on Schedule 14A of Atomera Incorporated (which we refer to as “Atomera,” “we,” “us,” “our,” or the “Company”), dated March 19, 2025, as supplemented by the proxy statement supplement dated March 28, 2025 (together, the “Proxy Statement”) and made available to you in connection with the solicitation of proxies by our Board for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Thursday, May 15, 2025 at 9:00 a.m. Pacific Time. Other than as set forth in this Supplement, no changes have been made to the Proxy Statement.

You should read the entire Proxy Statement, this Supplement and any additional proxy materials carefully before voting your shares. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, this Supplement, the Proxy Card and our Annual Report are available at http://www.astproxyportal.com/ast/22415/ and on our website at www.atomera.com.

Supplemental Proxy Statement Disclosures

This Supplement updates the disclosure in the 2025 Proxy Statement in the sections titled “Proposal No. 4 - The Approval of Amendment No. 1 to the Company’s 2023 Stock Incentive Plan” and “Executive Officers and Compensation – Compensation Discussion and Analysis.”

Proposal No 4 – Approval of Amendment No. 1 to the Company’s 2023 Stock Incentive Plan

We are supplementing the information contained in the Proxy Statement with the following information to clarify and update the number of shares that had been reserved but not issued under any awards granted under our 2023 Stock Incentive Plan (“2023 Plan”) and 2017 Stock Incentive Plan (“2017 Plan”) as well as the number of shares subject to outstanding awards granted under the 2023 Plan, our 2017 Plan and our 2007 Stock Incentive Plan (“2007 Plan”), in each case as of March 14, 2025.

Outstanding Awards and Shares Available for Issuance:

As of March 14, 2025

i.	There were outstanding options covering 3,749,154 shares of our common stock with a weighted average exercise price of $6.64 and a weighted average remaining term of 3.79 years outstanding under the 2023 Plan and our other equity compensation plans;

ii.	There were unvested restricted stock awards (“RSAs”) of 423,118 issued under our 2023 Plan and our other equity compensation plans;

iii.	There were 391,615 of unvested restricted stock units with time-based vesting (“RSUs”) and 251,584 of unvested restricted stock units with performance-based vesting (“PSUs”) under the 2023 Plan (which includes target shares issuable for PSUs);

iv.	We had 30,703,865 shares of common stock outstanding.

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The following table reflects the number of shares of our common stock that, as of March 14, 2025, were outstanding and available for issuance under our equity plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)		Weighted-Average Exercise Price of Outstanding Options (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)(4)
Equity compensation plans approved by security holders	4,392,353	(2)(3)	$6.64	294,808
Equity compensation plans not approved by security holders	–		–	–
Total	4,392,353		$6.64	294,808

(1)	RSUs and PSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account and only takes into account outstanding stock options.

(2)	Includes 3,749,154 shares of our common stock underlying stock options issued under the 2023 Plan, 2017 Plan and 2007 Plan.

(3)	Includes 391,615 shares of common stock underlying RSUs and 251,584 shares of common stock underlying target PSUs under the 2023 Plan.

(4)	Includes awards issuable under the 2023 Plan and 2017 Plan. Awards can no longer be issued under the 2007 Plan while reserving maximum PSU issuance.

Description of the 2023 Plan

As disclosed in the Proxy Statement, as of March 14, 2025, there were 32 employees, officers, consultants and directors of the Company eligible for participation in the 2023 Plan. We are supplementing this disclosure to highlight that, as of that date, we had 20 employees and four independent directors, all of whom held stock options, restricted stock awards and, in the case of our executive officers, RSUs and PSUs. We believe that our broad-based equity compensation is an important feature that enables us to attract, retain and motivate all our employees while enabling us to conserve cash.

Executive Officers and Compensation – Compensation Discussion and Analysis

The Proxy Statement disclosed our responses to stockholder concerns about our executive compensation program, including our implementation of PSUs based on relative total shareholder return (TSR) metrics. The equity grants to our CEO and other executive officers made in February 2025 consisted of 50% time-based RSUs and 50% PSUs. Those PSUs are eligible to vest based on our TSR relative to the TSR of companies in the Russell 2000 Index over the applicable performance periods based on the following targets:

Payout	Relative TSR Percentile Rank (defined below)	Relative TSR Multiplier
Maximum	75th or greater	200%
Target	50th	100%
Threshold	25th	50%
None	Less than 25th	0%

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The Relative TSR Multiplier for a Relative TSR Percentile Rank falling between the percentiles set forth in the table above is determined by linear interpolation. The Relative TSR Multiplier shall in no event exceed 200%. Notwithstanding the foregoing table, in the event that the Company's TSR on an absolute basis is negative for a performance period, then the Relative TSR Multiplier for such performance period will be capped at 100%. The term “Relative TSR Percentile Rank” means, for a performance period, the percentile rank of the Company’s TSR for the performance period relative to the TSR of the other companies in the index for the performance period.

On May 5, 2025, we entered into an Amended and Restated Employment Agreement (“Restated Agreement”) with our President and Chief Executive Officer, Scott A. Bibaud. We had entered into an Employment Agreement (“Original Agreement”) with Mr. Bibaud dated March 3, 2025 which we described in the Proxy Statement. The Restated Agreement restates and thereby supersedes the Original Agreement. The full text of the Restated Agreement was filed with the SEC as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 5, 2025. The only substantive change to the Original Agreement made by way of the Restated Agreement is to delete Section 1.1(i)(v) from the Original Agreement. Pursuant to Section 1.1(i)(v) of the Original Agreement, a Change of Control (as defined in the Original Agreement and Restated Agreement, or the “Agreements”) of Atomera was included among those events that would constitute Good Reason (as defined in the Agreements). The practical effect of the deletion of Section 1.1(i)(v) is to change Mr. Bibaud’s severance payment upon a Change of Control from a so-called “single trigger” to a “double trigger.” In other words, whereas the Original Agreement provided that Mr. Bibaud would be entitled to a severance payment upon a Change of Control, pursuant to the Restated Agreement a Change of Control alone will not entitle Mr. Bibaud to a severance payment and, in the event of a Change of Control, Mr. Bibaud will only be entitled to a severance payment in the event he is terminated without Cause (as defined in the Agreements) or he resigns for Good Reason. As such, Mr. Bibaud’s severance provisions in the event of a Change of Control are the same as those in the employment agreements with our other NEOs.

Except as described in this Supplement, none of the items or information presented in the 2025 Proxy Statement is affected by this Supplement. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2025 Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2025 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2025 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Information regarding how to vote your shares and revoke already submitted proxies is available in the 2025 Proxy Statement.

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